UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2025 (November 6, 2024)

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Great Valley Parkway, Malvern, Pennsylvania 19355

(Address of Principal Executive Offices, and Zip Code)

(484) 328-4701

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common Stock, $0.01 par value	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

The sole purpose of this Amendment No. 1 to Current Report on Form 8-K is to add exhibits 10.1, 10.2, and 10.3, which were inadvertently omitted from the Current Report on Form 8-K that was filed with the Securities and Exchange Commission on November 6, 2024 (the “Original Report”). The information in the Original Report is being filed in its entirety for convenience and ease of reference, but the only change is the inclusion of the exhibits and related paragraphs set forth above.

Item 1.01. Entry Into a Material Definitive Agreement.

Loan and Security Agreement

On November 6, 2024 (the “Closing Date”), Ocugen, Inc. (the “Company”) and its wholly owned subsidiary Ocugen OpCo, Inc., each as borrowers, entered into a Loan and Security Agreement (the “Loan and Security Agreement”), with Avenue Capital Management II, L.P., as administrative agent and collateral agent (the “Agent”), Avenue Venture Opportunities Fund II, L.P., as a lender (“Avenue 2”), and Avenue Venture Opportunities Fund, L.P., as a lender (“Avenue 1”, and together with Avenue 2, the “Lenders”).

Amount. The Loan and Security Agreement provides for term loans in an aggregate principal amount of up to $30.0 million (the “Loan Amount”) to be delivered in one tranche on the Closing Date (the “Term Loans”). The Company intends to use the proceeds of the Term Loans for working capital and general corporate purposes.

Maturity. The Term Loans mature on November 1, 2028 (the “Maturity Date”).

Interest Rate and Amortization. The principal balance of the Term Loans bears interest at a variable rate per annum equal to the sum of 4.25% and the prime rate as reported in The Wall Street Journal, subject to a prime floor equal to The Wall Street Journal prime rate on Closing Date. The Term Loans will amortize in equal payments of principal from the end of interest only period to the Maturity Date.

Final Payment. The Company will pay 4.25% of the Loan Amount, due upon the earlier of the Maturity Date or prepayment of the Term Loans (the “Final Payment”).

Prepayment Fee. The Company may, at its option at any time, prepay the Term Loans in their entirety by paying the then outstanding principal balance and all accrued and unpaid interest on the Term Loans, subject to a prepayment premium equal to (i) 3.0% of the principal amount outstanding if the prepayment occurs on or prior to the first anniversary following the Closing Date, (ii) 2.0% of the principal amount outstanding if the prepayment occurs after the first anniversary following the Closing Date, but on or prior to the second anniversary following the Closing Date, (iii) 1.0% of the principal amount outstanding if the prepayment occurs after the second anniversary following the Closing Date, but on or prior to the third anniversary following the Closing Date, and (iv) 0.5% of the principal amount outstanding if the prepayment occurs at any time thereafter.

Security. The Loan and Security Agreement is collateralized by all of the Company’s assets in which the Agent is granted senior secured lien. The Company also grants the Lenders a negative pledge on the Company’s intellectual property.

Covenants; Representations and Warranties; Other Provisions. The Loan and Security Agreement contains customary representations, warranties and covenants, including covenants by the Company limiting additional indebtedness, liens (including a negative pledge on intellectual property and other assets), guaranties, mergers and consolidations, substantial asset sales, investments and loans, certain corporate changes, transactions with affiliates and fundamental changes.

Default Provisions. The Loan and Security Agreement provides for events of default customary for term loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, bankruptcy and the occurrence of a material adverse effect on the Company. After the occurrence of an event of default, the Agent may (i) accelerate payment of all obligations, impose an increased rate of interest, and terminate the Lenders’ commitments under the Loan and Security Agreement and (ii) exercise any other right or remedy provided by contract or applicable law.

Conversion Right. Additionally, the Lenders have the right to convert an aggregate amount of up to $6.0 million of the outstanding principal amount into shares of Common Stock at a conversion price per share equal to a 80% of the trading price on the date of conversion, which shall be at Lenders’ option. In the event the Company elects to prepay the Term Loans in full, Lenders shall have 10 days to elect to exercise its conversion right prior to such prepayment. All conversion rights shall terminate on Term Loans payoff. Notwithstanding the foregoing, the aggregate amount of Common Stock issued pursuant to the “Conversion Right” and the “Equity Grant” shall not exceed a number of shares equal to 19.9% of the Company’s outstanding Common Stock.

The foregoing summary of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Loan and Security Agreement, and the Supplement to the Loan and Security Agreement, which are filed herewith as Exhibits 10.2 and 10.3 and are incorporated by reference herein. The representations, warranties and covenants Loan and Security Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement.

Subscription Agreement

In connection with the entry into the Loan and Security Agreement, the Company entered into a Subscription Agreement (the “Subscription Agreement”) by and among the Company and the Lenders, pursuant to which the Company issued (i) 211,268 shares of Common Stock to Avenue 1 and (ii) 845,070 shares of Common Stock to Avenue 2, with an issue date as of the Closing Date. The issuance of the shares of Common Stock was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D thereunder, because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements are met.

Pursuant to the Subscription Agreement, the Company shall use its commercially reasonable efforts to prepare and file with the SEC within 90 days of the Closing Date a registration statement on Form S-3, registering the resale of the shares granted pursuant to the Subscription Agreement, and the shares of Common Stock issuable upon Conversion Right pursuant to the Loan and Security Agreement.

The foregoing summary of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Subscription Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein. The representations, warranties and covenants Subscription Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Loan and Security Agreement is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Subscription Agreement is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On November 7, 2024, the Company issued a press release announcing the execution of the Loan and Security Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1†	Subscription Agreement, dated as of November 6, 2024, by and among the Company and the Lenders.

10.2†	Loan and Security Agreement, dated as of November 6, 2024, by and among the Company, Ocugen OpCo, Inc., the Agent, and the Lenders.

10.3†	Supplement to the Loan and Security Agreement, dated as of November 6, 2024, by and among the Company, Ocugen Opco, Inc., the Agent, and the Lenders.

99.1	Press Release of the Company, dated November 7, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

 † Portions of this exhibit (indicated by asterisks) were omitted in accordance with the rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCUGEN, INC.

Date: February 7, 2025	/s/ Shankar Musunuri
	Name:	Shankar Musunuri
	Title:	Chairman, Chief Executive Officer, & Co-Founder